NEWS RELEASE

Contact:	Jack Eversull
The Eversull Group
972-991-1672
972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

ATSI ANNOUNCES FORMATION OF NEW SUBSIDIARY-

DIGERATI NETWORKS, INC.

VoIP Traffic Up 67%

San Antonio, Texas - February 1, 2006 - ATSI Communications, Inc. (OTCBB:ATSX) today announced the formation of a new wholly owned subsidiary, Digerati Networks, Inc., to showcase ATSI’s growing VoIP business. Digerati Networks will market the Company’s VoIP services with the goal of achieving a leadership position in the industry while building brand and name recognition. The new subsidiary will also allow the parent company to take full advantage of corporate development opportunities that may arise in the future. ATSI’s other wholly owned subsidiary, Telefamilia Communications, Inc., will continue marketing and providing communication services to the high-growth Hispanic market in the United States. The Company also owns a minority interest (49%) of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license. The creation of Digerati Networks, Inc. will not impact ATSI’s financial reporting as the Company will continue to report consolidated financial results for all of its subsidiaries.

ATSI also reported that its VoIP traffic for the 2nd quarter of its current fiscal year increased by 67% over the same period in the previous year. The Company processed a record volume of 62 million VoIP minutes of use (“MOU”) during the quarter, resulting in over 12 million calls coming through its NexTone powered VoIP network. As a result, ATSI expects to report record revenues for the 2nd quarter of FY2006, leading to a sixth consecutive quarter of record revenues since its reincorporation.

Arthur L. Smith, CEO of ATSI remarked, "We look forward to building the Digerati brand with the aim of creating a name synonymous with exceptional quality, superior customer service, and a global reach. The formation of Digerati Networks will also position ATSI to explore corporate development strategies that meet the Company’s objective of increasing shareholder value.”

ATSI Communications, Inc. is an emerging global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America with an emphasis on Mexico. ATSI believes that it has clear advantages over its competition through its strategic partnerships with established foreign carriers and network operators, interconnection and service agreements, and its unique concession license in Mexico.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.